UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2015

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston, Suite 600 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 947-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 24, 2015, Midstates Petroleum Company, Inc. (“Midstates”)  and Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates, entered into a Sixth Amendment (the “Sixth Amendment”) to its Second Amended and Restated Credit Agreement dated as of June 8, 2012, among Midstates, Midstates Sub, as borrower, SunTrust Bank, N.A., as administrative agent, and the lenders and other parties thereto (the “Credit Agreement”). The Sixth Amendment provides that Midstates Sub’s borrowing base will remain at its current size of $525.0 million as part of the regular semi-annual borrowing base redetermination under the Credit Agreement. The Sixth Amendment also confirmed that the borrowing base will not be reduced as a result of the consummation of the sale of certain of its oil and gas properties in Beauregard and Calcasieu Parishes, Louisiana expected to close on or before April 30, 2015. The Sixth Amendment amends the required ratio of net consolidated indebtedness to EBITDA under the Credit Agreement for each of the fiscal quarters in 2015 from 4.0:1.0 to 4.5:1.0.  Additionally, the Sixth Amendment amends the mortgage requirements under the Credit Agreement to provide for an increase from 80% to 90% in the percentage of properties included in the borrowing base that are required to be subject to mortgages for the benefit of the lenders.

The foregoing description of the Sixth Amendment is a summary only and is qualified in its entirety by reference to the complete text of the Sixth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 concerning the Sixth Amendment is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of March 24, 2015, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, N.A., as administrative agent, and the lenders and other parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: March 25, 2015	By:	/s/ Nelson M. Haight
	Name:	Nelson M. Haight
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Sixth Amendment to Second Amended and Restated Credit Agreement, dated as of March 24, 2015, among Midstates Petroleum Company, Inc., Midstates Petroleum Company LLC, as borrower, SunTrust Bank, N.A., as administrative agent, and the lenders and other parties thereto.